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BAKER & BOTTS [LETTERHEAD]
                                                                     EXHIBIT 5.1

                                July 31, 1995

TCI Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, CO  80111

Gentlemen:

         Reference is made to the registration statement on Form S-3 (File No. 33-60982) (the "Registration Statement") filed by TCI Communications, Inc. (formerly Tele-Communications, Inc.), a Delaware corporation (the "Company"), in connection with the proposed offering from time to time by the Company of its senior, senior subordinated or subordinated debt securities (the "Debt Securities"), and certain other securities of the Company. As described in the Registration Statement, the Company may, among other Debt Securities, offer Senior Debt Securities to be issued under an Indenture, dated as of July 26, 1993, as amended and supplemented by a First Supplemental Indenture, dated as of September 13, 1994 (as so amended and supplemented, the "Indenture"), between the Company and Shawmut Bank Connecticut, National Association, as Trustee (the "Trustee").

         On July 27, 1995, the Company entered into an underwriting agreement (the "Underwriting Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc acting on behalf of the several underwriters named in Exhibit B thereto (collectively, the "Underwriters") pursuant to which the Company agreed to sell to the Underwriters, subject to the conditions stated in the Underwriting Agreement, $350,000,000 aggregate principal amount of a series of the Company's Senior Debt Securities designated as its "8% Senior Notes due August 1, 2005" (the "Notes") and $750,000,000 aggregate principal amount of a series of the Company's Senior Debt Securities designated as its "8 3/4% Senior Debentures due August 1, 2015" (the "Debentures, and together with the Notes, the "Securities"). You have asked us to pass upon for you certain legal matters in connection with the Securities.

         In connection therewith, we have examined, among other things, copies of the Restated Certificate of Incorporation and By-Laws of the Company, each as amended; the Underwriting Agreement; the Indenture; copies of records of proceedings of the Company's Board of Directors, including committees thereof; and such other documents, records, certificates and questions of law

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BAKER & BOTTS [LETTERHEAD]


TCI Communications, Inc.
July 31, 1995
Page 2

as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduction copies. We have further assumed that the Indenture and the Underwriting Agreement have been duly and validly authorized, executed and delivered by, and constitute the valid and binding obligations of, the parties thereto other than the Company.

         Based upon the foregoing, we are of the opinion that:

         The Securities have been duly authorized and, when duly executed by the proper officers of the Company, authenticated and delivered by the Trustee in accordance with the Indenture and issued and sold to the Underwriters pursuant to the terms of the Underwriting Agreement, they will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the rights of creditors generally, and (B) that equitable remedies may not be available.

         We hereby consent to the reference to us under the heading "Validity of the Securities" in the Prospectus Supplement dated July 27, 1995 to the Prospectus dated July 27, 1995 forming a part of the Registration Statement and to the incorporation of this opinion by reference into the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                           Very truly yours,

                                                           BAKER & BOTTS, L.L.P.